Exhibit 99:
----------

AIRGAS  News Release                          Airgas, Inc.
                                              259 N. Radnor-Chester Road
                                              Suite 100
                                              Radnor, PA  19087-5283
                                              www.airgas.com
------------------------------------------------------------------------

Investor Contact:                                         Media Contact:
----------------                                          -------------
Melissa Nigro (610) 902-6206                    James Ely (610) 902-6010
melissa.nigro@airgas.com                              jim.ely@airgas.com


For release:  Immediately

              AIRGAS THIRD QUARTER EPS INCREASES 35% TO 23 CENTS

RADNOR, PA - January 29, 2003 -- Airgas, Inc., (NYSE: ARG) today reported earnings for its third quarter ended December 31, 2002. Net earnings for the quarter were $16.7 million, or $0.23 per diluted share, compared to $11.8 million, or $.17 per diluted share, in the same period a year ago.

The reported net earnings per diluted share for the nine months ended December 31, 2002 were $0.69 versus a net loss of $0.28 for the prior year period, which included the cumulative effect of a change in accounting principle related to the accounting for goodwill.

Excluding the change in accounting and certain restructuring and divestiture charges (see note (d) to the attached financial statements), net earnings per diluted share for the nine months ended December 31, 2002, were $0.72 compared to the prior year's results of $0.57, on a pro forma basis. Free cash flow per diluted share for the nine-month period was $0.99 versus $0.82 in the prior year, driving debt reduction of $69 million. Year-to-date capital spending was $52 million versus $41 million last year. Fiscal 2003 capital spending includes $8 million for the construction of the liquid carbon dioxide and dry ice manufacturing plant in Hopewell, VA.

"Airgas delivered solid third quarter results reflecting outstanding execution in a weak economic environment," said Airgas Chairman and Chief Executive Officer Peter McCausland. "Our strategic initiatives focused on market share growth and operating cost management
contributed to the performance.   We also paid down $30 million of
debt in the quarter, which reflects the company's tremendous free cash flow."

McCausland continued, "We expect our operating momentum to continue through our fourth quarter, bolstering performance in soft market conditions. Therefore, we estimate our fourth quarter earnings per diluted share to be in the range of $0.24 to $0.26. The outlook for

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fiscal 2004 remains cloudy, as some positive economic indicators are still shadowed by a very weak industrial economy. However, we believe that, barring further deterioration of the U.S. economy, our acquisition synergies and strategic initiatives will enable earnings per share growth of at least 10%."

While third quarter sales increased 11% to $435 million, total same-store sales declined 1% compared to the same quarter a year ago, reflecting continued weakness in manufacturing and other industrial customer segments. Same-store sales in the Distribution segment were down 1%, reflecting growth of 2% for gases and rent and a 5% decline in hardgoods. Same-store sales for the Gas Operations segment increased by 1%.

Free cash flow is defined as after-tax cash flow (net earnings, excluding certain gains and charges, plus depreciation, amortization and deferred income taxes), minus capital spending, plus/minus the change in working capital (adjusted for the impact of certain gains and charges), excluding the impact of the trade receivables securitization.

The Company will conduct an earnings teleconference on Thursday, January 30, 2003, beginning at 8:30 a.m. Eastern Time. Access the teleconference by calling (800) 967-7135. Slides to be presented during the Company's teleconference and information about how to access a live and on-demand webcast of the teleconference are available in the `Investor Info' section on the Company's Internet site www.airgas.com. The telephone replay will be accessible for one week starting January 30th at approximately 11:00 a.m. Eastern Time by calling (888) 203-1112 and entering passcode 480670.


ABOUT AIRGAS, INC.

Airgas, Inc. is the largest U.S. distributor of industrial, medical and specialty gases, welding, safety and related products. Its integrated network of nearly 800 locations includes branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also distributes its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

FORWARD-LOOKING STATEMENTS

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, statements regarding: continued operating momentum bolstering performance in soft market conditions; earnings per share for the fourth quarter and following fiscal year; acquisition synergies and strategic initiatives enabling earnings per share
growth.   Airgas intends that such forward-looking statements be
subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the success of the Company's integration of the acquired Air Products packaged gas business; the success of the Company's strategic initiatives in improving operational efficiency and growing sales and market share; an economic downturn; increased industry competition; adverse changes in customer buying patterns; significant fluctuations in interest rates; adverse changes in general economic conditions; political and economic uncertainties associated with current world events; and other factors described in the Company's reports, including Form 10-K dated March 31, 2002 and Form 10-Q reports dated June 30, 2002 and September 30, 2002, filed by the Company with the Securities and Exchange Commission.

     Consolidated statements of earnings and consolidated condensed balance sheets follow.

                         AIRGAS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF EARNINGS
                 (Amounts in thousands, except per share data)
                                  (Unaudited)

                                           Three Months Ended    Nine Months Ended
                                              December 31,          December 31,
                                           2002         2001     2002         2001
Net sales:
     Distribution                          $399,659  $357,769    $1,232,043  $1,108,428
     Gas Operations                          35,680    34,664       112,017     111,662
                                           --------  --------    ----------  ----------
         Total net sales                    435,339   392,433     1,344,060   1,220,090
                                           --------  --------    ----------  ----------
Costs and expenses:
     Cost of products sold (excl. deprec.)
        Distribution                        193,248   181,824       605,447     574,577
        Gas Operations                       10,959    11,966        35,113      39,496
     Selling, distribution and
      administrative expenses               172,403   149,529       523,439     453,483
     Depreciation                            19,080    16,051        55,708      47,497
     Amortization                             1,559     1,869         4,935       6,220
     Special charges (a)                         --        --         2,694          --
                                           --------  --------    ----------  ----------
         Total costs and expenses           397,249   361,239     1,227,336   1,121,273
                                           --------  --------    ----------  ----------
Operating income:
     Distribution                            31,781    25,711        97,560      80,069
     Gas Operations                           6,309     5,483        21,858      18,748
     Special charges (a)                         --        --        (2,694)         --
                                           --------  --------    ----------  ----------
          Total operating income             38,090    31,194       116,724      98,817

Interest expense, net                       (10,965)  (12,448)      (36,126)    (35,211)
Discount on securitization of
 trade receivables                             (804)   (1,063)       (2,554)     (4,047)
Other income (expense), net (b)                (339)    1,971          (591)      1,793
Equity in earnings of unconsolidated
 affiliates                                     731       645         3,027       2,875
                                           --------  --------    ----------  ----------
  Earnings before income taxes and the
   cumulative effect of a change in
   accounting principle                      26,713    20,299        80,480      64,227

Income tax expense                           10,017     8,454        30,540      24,378
                                           --------  --------    ----------  ----------

  Earnings before the cumulative effect of
    a change in accounting principle         16,696    11,845        49,940      39,849

Cumulative effect of a change in accounting
 principle (c)                                   --        --            --     (59,000)
                                           --------  --------    ----------  ----------

Net earnings (loss)                        $ 16,696  $ 11,845      $ 49,940    $(19,151)
                                           ========  ========    ==========  ==========

Per share data:
     Basic earnings (loss) per share       $    .24  $    .17      $    .71    $   (.28)
     Diluted earnings (loss) per share     $    .23  $    .17      $    .69    $   (.28)

Weighted average shares outstanding:
     Basic                                   70,600    68,300        70,300      67,900
     Diluted                                 72,300    70,300        72,100      69,400
_______________________________________________________________________________________

Non-GAAP disclosure of earnings excluding certain charges:

Net earnings (excluding certain charges
 and the cumulative effect of a change in
 accounting principle) (d)                                         $ 52,135    $ 39,849
                                                                 ==========  ==========
Per share data (excluding certain charges
 and the cumulative effect of a change in
 accounting principle) (d):
     Basic earnings per share                                      $    .74    $    .59
     Diluted earnings per share                                    $    .72    $    .57

See attached notes.

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
                         AIRGAS, INC. AND SUBSIDIARIES
                     CONSOLIDATED CONDENSED BALANCE SHEETS
                            (Amounts in thousands)


                                                 (Unaudited)
                                                 December 31,    March 31,
                                                    2002           2002
                                                 -----------    ----------
ASSETS
Trade accounts receivable, net (e)               $   72,738     $   88,634
Inventories, net                                    146,133        154,045
Deferred income tax asset, net                       13,583         13,210
Prepaids and other current assets                    30,799         47,654
                                                 ----------     ----------
    TOTAL CURRENT ASSETS                            263,253        303,543

Property, plant and equipment, net                  865,899        893,015
Goodwill                                            427,738        406,548
Other non-current assets, net                       126,899        113,951
                                                 ----------     ----------
    TOTAL ASSETS                                 $1,683,789     $1,717,057
                                                 ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable, trade                          $   77,745     $   82,485
Accrued expenses and other current liabilities      110,406        136,390
Current portion of long-term debt                     2,377          2,456
                                                 ----------     ----------
    TOTAL CURRENT LIABILITIES                       190,528        221,331

Long-term debt (e)(f)                               693,809        764,124
Deferred income taxes                               199,043        198,173
Other non-current liabilities                        30,176         30,343

Stockholders' equity                                570,233        503,086
                                                 ----------     ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY   $1,683,789     $1,717,057
                                                 ==========     ==========

See attached notes.

Notes:
(a) Special charges of $2.7 million ($1.7 million after-tax) for the nine months ended December 31, 2002 consist of a restructuring charge related to the integration of the business acquired from Air Products in the fourth quarter of fiscal 2002 and costs related to the consolidation of certain of the Company's procurement functions. The special charges include facility exit costs associated with the closure of certain Airgas facilities and severance for approximately 130 employees.

(b) Other income (expense), net, for the nine months ended December 31, 2002 includes a net non-recurring loss of approximately $200 thousand ($500 thousand after-tax) related to divestitures.

   Other income (expense), net, for the three and nine months ended
   December 31, 2001 includes a net non-recurring gain of approximately
   $1.9 million ($120 thousand after-tax). The net non-recurring gain consisted of a $7.4 million gain on the divestiture of two nitrous oxide plants partially offset by a $1.9 million loss resulting from an indemnity claim against a prior period divestiture and a $3.6 million charge to write down a business unit held for sale to its net realizable value.

(c) In connection with the adoption of SFAS 142, the nine months ended December 31, 2001 includes a $59 million non-cash charge recorded as the cumulative effect of a change in accounting principle for the write-down of goodwill to its fair value. The impaired goodwill was not deductible for taxes, and consequently, no tax benefit was recorded in relation to the charge.

(d) Net earnings, adjusted to exclude the items described in notes (a), (b) and (c).

                                                Nine Months Ended
                                                   December 31,
     (Amounts in millions)                      2002        2001
                                                ----        ----
     Net earnings (loss) as reported            $ 49.9    $(19.2)

     Certain charges (after-tax):
       Special charge (restructuring) (a)          1.7        --
       Divestiture charge (b)                      0.5        --
       Change in accounting principle  (c)          --      59.0
                                                ------    ------
     Net earnings (excluding certain charges
      and the change in accounting principle)   $ 52.1    $ 39.8
                                                ======    ======

(e) The Company participates in a securitization agreement with two commercial banks to sell up to $175 million of qualified trade receivables. Net proceeds from the securitization were used to reduce borrowings under the Company's revolving credit facilities. The amount of outstanding receivables under the agreement was $151 million and $134 million at December 31, 2002 and March 31, 2002, respectively.

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(f) Debt Reduction

     Reconciliation of the change in debt per the Balance Sheet to debt reduction adjusted for off-balance sheet and non-cash items:

                                          Nine Months Ended    Three Months Ended
   (Amounts in millions)                  December 31, 2002    December 31, 2002
                                          -----------------    -----------------
    Reduction in debt per the Balance Sheet    $ (70.4)             $ (25.8)

    Increase (decrease) in funding under the
     trade receivables securitization program     17.1                 (3.4)
    Change in fair value of debt related to
     interest rate swap agreements (non-cash)    (14.7)                 (.9)
    Other                                          (.8)                 (.3)
                                               --------              --------
    Adjusted debt reduction                    $ (68.8)             $ (30.4)
                                               ========              ========